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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 9 to Registration Statement under the Securities Act of 1933 and Amendment No. 11 to Registration Statement under the Investment Company Act of 1940, both filed under Registration Statement No. 33-16665 of our report dated November 28, 1995 on the financial statements of the Carillon Capital Fund of Carillon Investment Trust, appearing in the Statement of Additional Information, which is part of such Registration Statement and to the reference to us as experts, under the caption "Independent Auditors" in the Statement of Additional Information.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Dayton, Ohio
February 22, 1996


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            CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 9 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 2, 1994, relating to the financial statements and financial highlights of The Carillon Capital Fund of the Carillon Investment Trust, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Prospectus.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Cincinnati, Ohio
February 21, 1996